                                                                    EXHIBIT 10.3




                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


     This Amendment No. 1 to Employment Agreement ("Amendment") dated as of January 1, 1999, amends the Employment Agreement dated as of January 1, 1997 (the "Original Agreement") between WEYCO GROUP, INC., a Wisconsin corporation ("the "Company") and JOHN W. FLORSHEIM ("Florsheim").

Background

The Company and Florsheim are parties to the Original Agreement, pursuant to which Florsheim is employed as the Executive Vice President of the Company at an annual salary of $200,000, or such greater amount as the Board of Directors of the Company may fix. The Company and Florsheim have now agreed that Florsheim will serve as the Executive Vice President and Chief Operating Officer of the Company at a salary of $260,000 or such greater amount as the Board of Directors may fix. The purpose of this Amendment is to revise the Original Agreement to reflect these changes and to extend its term through December 31, 2003.

Agreement

1. The second sentence of Paragraph 1 of the Original Agreement is amended to read as follows:

                  "Florsheim shall have such title and responsibilities as the Company's Board of Directors shall from time to time assign to him, but the duties which he shall be called upon to render hereunder shall not be of a nature substantially inconsistent with those he has rendered and is currently rendering to the Company as its Executive Vice President and Chief Operating Officer."

2. The first sentence of Paragraph 2 of the Original Agreement is hereby amended to read as follows:

                  "As compensation for his services to the Company during the term of this Agreement in whatever capacity or capacities rendered, the Company shall, subject to the provisions of Paragraph 3 hereof, pay Florsheim a salary of $260,000 (Two Hundred Sixty Thousand Dollars) per annum, or such greater amount per annum as the

                  Board of Directors of the Company may, in its discretion, fix; said salary to be payable in equal, or approximately equal, biweekly installments.


3. The first sentence of Paragraph 3 of the Original Agreement is hereby amended to extend the term of the Agreement to and including December 31, 2003.

4. Except as revised herein, the Original Agreement is hereby confirmed in all respects.

     IN WITNESS WHEREOF, Florsheim has duly executed that this Amendment and the Company has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be affixed hereunto, all as of the day and year first above written.

                                        WEYCO GROUP, INC.
                                        a Wisconsin corporation

                                        By:     /s/ Thomas W. Florsheim
                                           ---------------------------------
                                        Name:       Thomas W. Florsheim
                                             -------------------------------
                                        Title:      Chairman of the Board
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                                        Attest: /s/ John Wittkowske
                                              ------------------------------
                                        Name:       John Wittkowske
                                             -------------------------------
                                        Title:      Secretary
                                              ------------------------------
                                                /s/ John W. Florsheim
                                        ------------------------------------
                                        John W. Florsheim